UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

Kraton Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34581	20-0411521
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act

☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	KRA	New York Stock Exchange

Item 5.07     Submission of Matters to a Vote of Security Holders.
On May 22, 2019, Kraton Corporation (the "Company") held its Annual General Meeting of Stockholders (the "Meeting"). A total of 29,180,751 shares of common stock of the Company were represented in person or by proxy at the Meeting. The Company's stockholders considered three proposals as described in the Company's proxy statement filed with the U.S. Securities and Exchange Commission on April 11, 2019. The final results of the voting on each matter submitted to the Company's stockholders at the Meeting are set forth below.
Proposal 1 - Election of Class I Directors. The stockholders elected all three nominees for Class I director by the vote shown below.

Nominee	Votes "For"	Votes "Withheld"	Broker Non-Votes
Mark A. Blinn	27,320,645	5,882	1,854,224
Anna C. Catalano	27,015,782	310,745	1,854,224
Dan F. Smith	27,115,750	210,777	1,854,224
Proposal 2 - Advisory Vote to Approve the Compensation of the Company's Named Executive Officers. The stockholders approved, on an advisory basis, the compensation of the Company's named executive officers.

Votes "For"	Votes "Against"	Abstentions	Broker Non-Votes
26,845,171	476,327	5,029	1,854,224
Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the retention of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019.

Votes "For"	Votes "Against"	Abstentions	Broker Non-Votes
28,771,201	405,648	3,902	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Corporation

Date: May 24, 2019	By:	/s/ James L. Simmons
James L. Simmons
Senior Vice President and General Counsel